Supplemental Operating & Financial Data Fourth Quarter Ended December 31, 2018 Exhibit 99.2

Table of Contents 242, 242, 242 Financial Summary Consolidated Statements of Operations 2 Funds from Operations and Adjusted Funds from Operations 3 Consolidated Balance Sheets 4 GAAP Reconciliations to EBITDAre, GAAP NOI and Cash NOI 5 Market Capitalization, Debt Summary and Leverage Metrics 6 Net Investment Activity Investment Summary 7 Disposition Summary 8 Portfolio Summary Portfolio Highlights 9 Tenant and Industry Diversification 10 Portfolio Health 11 Leasing Summary Leasing Expiration Schedule, Leasing Activity and Statistics 12 Same-Store Analysis 13 Lease Escalations 14 Glossary 15-17

Financial Summary Consolidated Statements of Operations 242, 242, 242 Includes contingent rent (based on a percentage of the tenant's gross sales at the leased property) of $205 and $195 for the three months ended December 31, 2018 and 2017 and $1,082 and $1,123 for the years ended December 31, 2018 and 2017, respectively. Includes reimbursable income from our tenants of $502 and $109 for the three months ended December 31, 2018 and 2017 and $589 and $120 for the years ended December 31, 2018 and 2017, respectively. Includes reimbursable expenses from our tenants of $502 and $17 for the three months ended December 31, 2018 and 2017 and $534 and $27 for the years ended December 31, 2018 and 2017, respectively.     Three Months Ended December 31,   Year Ended December 31, (in thousands, except share and per share data)   2018   2017   2018   2017 (unaudited) (unaudited) (unaudited) (audited) Revenues:                 Rental revenue1   $ 27,825 $ 17,268 $ 94,944 $ 53,373 Interest income on loans and direct financing leases   277   63   656   293 Other revenue   548   135   623   783 Total revenues   28,650   17,466   96,223   54,449 Expenses:                 Interest   6,718   7,382   30,192   22,574 General and administrative   3,891   2,163   13,762   8,775 Property expenses   759   470   1,980   1,547 Depreciation and amortization   8,510   6,275   31,352   19,516 Provision for impairment of real estate 977 941 4,503 2,377 Total expenses   20,855   17,231   81,789   54,789 Other operating income: Gain on dispositions of real estate, net   345   3,012   5,445   6,748 Income from operations 8,140 3,247 19,879 6,408 Other income:                 Interest 211 26 930 49 Income before income tax expense   8,351   3,273   20,809   6,457 Income tax expense 52 128 195 161 Net income   8,299   3,145   20,614   6,296 Net income attributable to non-controlling interests (2,519) — (5,001) — Net income attributable to stockholders and members   $ 5,780   $ 3,145   $ 15,613   $ 6,296 Basic weighted-average shares outstanding   43,057,802             Basic net income per share $ 0.13 Diluted weighted-average shares outstanding   62,217,218             Diluted net income per share $ 0.13

Financial Summary Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) 242, 242, 242     Three Months Ended December 31,   Year Ended December 31, (unaudited, in thousands except per share amounts)   2018   2017   2018   2017 Net income   $ 8,299   $ 3,145   $ 20,614   $ 6,296 Depreciation and amortization of real estate   8,496   6,274   31,335   19,513 Provision for impairment of real estate   977   941   4,503   2,377 Gain on dispositions of real estate, net   (345)   (3,012)   (5,445)   (6,748) Funds from Operations   17,427   7,348   51,007   21,438 Adjustments:                 Straight-line rental revenue, net   (2,499)   (1,178)   (8,214)   (4,254) Non-cash interest expense   816   574   2,798   1,884 Non-cash compensation expense   1,042   260   2,440   841 Amortization of market lease-related intangibles   52   (196)   336   531 Amortization of capitalized lease incentives   43   38   159   139 Capitalized interest expense   (11)   (93)   (225)   (242) Transaction costs (1) — 57 — Other non-cash items   84   —   84   — Adjusted Funds from Operations   $ 16,953   $ 6,753   $ 48,442   $ 20,337                   Net income per share1:                 Basic   $ 0.13             Diluted   $ 0.13             FFO per share1:                 Basic   $ 0.28             Diluted   $ 0.28             AFFO per share1:                 Basic   $ 0.27             Diluted   $ 0.27             Calculations exclude $145 from the numerator related to dividends paid on our unvested restricted share awards.

Financial Summary Consolidated Balance Sheets 242, 242, 242     December 31, 2018   December 31, 2017 (in thousands, except share, per share, unit and per unit amounts)   (unaudited)   (audited) ASSETS         Investments:         Real estate investments, at cost:         Land and improvements   $ 420,848   $ 278,985 Building and improvements   885,656   584,385 Lease incentive   2,794   2,275 Construction in progress   1,325   4,076 Intangible lease assets   66,421   62,453 Total real estate investments, at cost   1,377,044   932,174 Less: accumulated depreciation and amortization   (51,855)   (24,825) Total real estate investments, net   1,325,189   907,349 Loans and direct financing lease receivables, net   17,505   2,725 Real estate investments held for sale, net   —   4,173 Net investments   1,342,694   914,247 Cash and cash equivalents   4,236   7,250 Restricted cash   12,003   12,180 Straight-line rent receivable, net   14,255   5,498 Prepaid expenses and other assets, net   7,712   3,045 Total assets   $ 1,380,900   $ 942,220           LIABILITIES AND EQUITY         Secured borrowings, net of deferred financing costs   $ 506,116   $ 511,646 Notes payable to related party   —   230,000 Revolving credit facility 34,000 — Intangible lease liabilities, net   11,616   12,321 Intangible lease liabilities held for sale, net   —   129 Dividend payable   13,189   — Accrued liabilities and other payables   4,938   6,722 Total liabilities   569,859   760,818 Commitments and contingencies   —   — Stockholders' equity:         Preferred stock, $0.01 par value; 150,000,000 authorized; none issued and outstanding as of December 31, 2018   —   — Common stock, $0.01 par value; 500,000,000 authorized; 43,749,092 issued and outstanding as of December 31, 2018   431   — Additional paid-in capital   569,407   — Distributions in excess of cumulative earnings   (7,659)   — Members' equity:         Class A units, $1,000 per unit, 83,700 issued and outstanding as of December 31, 2017   —   86,668 Class B units, 8,550 issued, 1,610 vested and outstanding as of December 31, 2017   —   574 Class C units, $1,000 per unit, 91,450 issued and outstanding as of December 31, 2017   —   94,064 Class D Units, 3,000 issued, 600 vested and outstanding as of December 31, 2017   —   96 Total stockholders' / members' equity   562,179   181,402 Non-controlling interests   248,862   — Total equity   811,041   181,402 Total liabilities and equity   $ 1,380,900   $ 942,220

Financial Summary GAAP Reconciliations to EBITDAre, GAAP NOI, Cash NOI and Estimated Run Rate Metrics 242, 242, 242 Adjustment assumes all acquisitions and dispositions of real estate investments made during the three months ended December 31, 2018 had occurred on October 1, 2018.     Three Months Ended (unaudited, in thousands)   December 31, 2018 Net income   $ 8,299 Depreciation and amortization   8,510 Interest expense   6,718 Interest income (211) Income tax expense   52 EBITDA 23,368 Provision for impairment of real estate   977 Gain on dispositions of real estate, net (345) EBITDAre   24,000 Adjustment for current quarter acquisition and disposition activity1 1,396 Adjusted EBITDAre - Current Estimated Run Rate   25,396 General and administrative 3,891 Adjusted net operating income ("NOI")   29,287 Straight-line rental revenue, net1 (2,542) Amortization of market lease-related intangibles   52 Amortization of capitalized lease incentives 43 Other non-cash items 5 Adjusted Cash NOI   $ 26,845 Annualized EBITDAre   $ 96,000 Annualized Adjusted EBITDAre $ 101,584 Annualized Adjusted NOI   $ 117,148 Annualized Adjusted Cash NOI $ 107,380

Financial Summary

Market Capitalization, Debt Summary and Leverage Metrics

		December 31, 2018	Rate	Maturity[1]
Secured debt:				
Series 2016-1, Class A	$	255,079	4.45%	2.9 years
Series 2016-1, Class B		17,243	5.43%	2.9 years
Series 2017-1, Class A		227,129	4.10%	5.5 years
Series 2017-1, Class B		15,669	5.11%	5.5 years
Total secured debt		515,120	4.35%	4.1 years
Unsecured debt:				
Revolving credit facility[2]		34,000	LIBOR plus 1.45% to 2.15%	3.5 years
Total unsecured debt		34,000		
Gross debt		549,120		4.1 years
Less: cash & cash equivalents		(4,236)		
Less: restricted cash deposits held for the benefit of lenders		(12,003)		
Net debt		532,881		
Equity:				
Preferred stock		—		
Common stock & OP units (62,805,644 shares @ $13.84/share)[3]		869,230		
Total equity		869,230		
Total enterprise value ("TEV")	$	1,402,111		
Net Debt / TEV		38.0%		
Net Debt / Annualized EBITDA*re*		5.6x		
Net Debt / Annualized Adjusted EBITDA*re*		5.2x		

1. Maturity figures for our secured debt are based off of our anticipated repayment schedule. The Series 2016-1 notes mature in November 2046 but have an anticipated repayment date of November 2021. The Series 2017-1 notes mature in June 2047 but have an anticipated repayment date of June 2024. The Series 2016-1 notes can be prepaid without penalty starting on November 26, 2019. The Series 2017-1 notes can be prepaid without penalty starting on November 26, 2021.
2. Our revolving credit facility provides a maximum aggregate initial original principal amount of up to $300 million and includes an accordion feature to increase, subject to certain conditions, the maximum availability of the facility by up to $200 million.
3. Common equity & units as of December 31, 2018, based on 43,749,092 common shares outstanding (including unvested restricted share awards) and 19,056,552 OP units held by non-controlling interests, and share price as of the close of trading on December 31, 2018.

6 Supplemental Financial and Operating Information | As of December 31, 2018 ESSENTIAL PROPERTIES

Net Investment Activity

Investment Summary



Investment Activity ($000s)
$240,000
$200,000
$160,000
$120,000
$80,000
$40,000
$0
$143,845
$91,526
$138,653
$160,366
$64,098
$214,427
$133,745
$103,660

Investments	1Q 2017	2Q 2017	3Q 2017	4Q 2017	1Q 2018	2Q 2018	3Q 2018[5]	4Q 2018[6]
Number of Transactions	12	11	18	21	16	23	34	24
Property Count	35	37	50	90	28	86	62	39
Avg. Investment per Unit (in 000s)	$4,108	$2,474	$2,728	$1,742	$2,195	$2,438	$2,042	$2,572
Cash Cap Rates[1]	7.5%	7.6%	7.7%	7.7%	7.8%	7.6%	7.6%	7.6%
GAAP Cap Rates[2]	8.0%	8.9%	8.9%	8.7%	8.3%	8.7%	8.5%	8.5%
Master Lease %[3]	83%	71%	73%	65%	33%	82%	58%	57%
Sale-Leaseback %[3]	86%	76%	94%	75%	68%	90%	77%	83%
% of Financial Reporting[3]	100%	100%	98%	100%	100%	96%[4]	100%	90%[4]
Rent Coverage Ratio	3.1x	4.0x	2.8x	3.1x	2.3x	2.4x	2.7x	2.8x
Lease Term Years	17.0	17.3	18.4	15.5	14.1	17.2	16.1	16.6

1. Cash ABR for the first full month after the investment divided by the purchase price for the property.
2. GAAP rent for the first twelve months after the investment divided by the purchase price for the property.
3. As a percentage of cash ABR for that particular quarter.
4. In aggregate includes the purchase of eight properties with no unit-level reporting per the lease; however, the Company was able to receive financials due to existing relationships with the tenants.
5. Includes a $5.7M mortgage loan that contractually converts to a 20 year master lease in 2019.
6. Excludes one property securing $3.5 million of short-term financing.

7 Supplemental Financial and Operating Information | As of December 31, 2018 ESSENTIAL PROPERTIES

Net Investment Activity Disposition Summary 242, 242, 242 Net of transaction costs. Gains/(losses) based on our aggregate allocated purchase price. Cash ABR at time of sale divided by gross sale price (excluding transaction costs) for the property. Property count excludes dispositions in which only a portion of the owned parcel is sold. Excludes one property sold pursuant to an existing tenant purchase option. Excludes the sale of one leasehold property. Dispositions 1Q 2017 2Q 2017 3Q 2017 4Q 2017 1Q 2018 2Q 2018 3Q 2018 4Q 2018 Realized Gain/(Loss)1,2 (0.8%) 8.9% 10.2% 15.9% (1.7%) 9.7%5 (6.6%)6 0.4% Cash Cap Rate on Leased Assets3 6.5% 6.5% 6.1% 6.4% 6.7% 7.1%5 (6.8%)6 6.9% Leased Properties Sold4 3 6 8 9 5 8 17 7 Vacant Properties Sold4 4 8 6 3 1 2 4 1 Rent Coverage Ratio 3.1x 2.0x 2.4x 1.8x 0.8x 2.1x5 1.8x6 1.8x

Portfolio Summary Portfolio Highlights 242, 242, 242 Investment Properties (#)1 677 Square Footage (mm) 6.0 Tenants (#) 161 Concepts (#) 180 Industries (#) 15 States (#) 43 Weighted Average Remaining Lease Term (Years)3 14.2 Triple-Net Leases (% of Cash ABR) 91.9% Master Leases (% of Cash ABR) 67.4% Sale-Leaseback (% of Cash ABR)2 82.2% Unit-Level Rent Coverage 2.8x Unit-Level Financial Reporting (% of Cash ABR) 97.5% Occupancy (%) 100% Top 10 Tenants (% of Cash ABR) 33.1% Average Investment Per Property ($mm) $2.0 Average Transaction Size ($mm)2 $7.1 Total Cash ABR ($mm) $106.8 Includes one undeveloped land parcel and 12 properties that secured mortgage note receivables. Exclusive of GE Seed Portfolio. Includes a $5.7M mortgage loan that contractually converts to a 20 year master lease in 2019. As of December 31, 2018

Portfolio Summary

Tenant and Industry Diversification

Top 10 Tenant Exposure

Top 10 Tenants[3]	Properties	% of Cash ABR
Captain D's	77	5.0%
Art Van	5	4.1%
Mister	13	3.9%
Zips	15	3.6%
amc	5	3.4%
The Malvern School	13	2.9%
R store is your store	26	2.7%
Town Sports International	3	2.5%
84 Lumber	19	2.5%
VASA	5	2.5%
Top 10 Tenants	181	33.1%
Total	677	100.0%

Diversification by Industry

Tenant Industry	Type of Business	Cash ABR ($'000s)	% of Cash ABR	# of Properties[1]	Building SqFt ('000s)	Rent Per SqFt[2]
Quick Service	Service	$ 15,494	14.5%	197	530,224	$ 29.61
Car Washes	Service	12,107	11.3%	46	218,982	55.29
Early Childhood Education	Service	11,152	10.4%	48	578,017	18.73
Medical / Dental	Service	10,260	9.6%	82	449,359	22.83
Convenience Stores	Service	9,620	9.0%	80	314,866	30.55
Casual Dining	Service	7,661	7.2%	56	326,846	23.87
Automotive Service	Service	6,662	6.2%	51	372,994	18.13
Other Services	Service	4,053	3.8%	24	188,415	20.20
Family Dining	Service	3,875	3.6%	25	147,198	26.32
Service Subtotal		**$ 80,884**	**75.7%**	**609**	**3,126,900**	**$ 25.84**
Health and Fitness	Experience	8,742	8.2%	19	761,013	11.03
Movie Theatres	Experience	4,295	4.0%	6	293,206	14.65
Entertainment	Experience	3,455	3.2%	12	408,640	8.46
Experience Subtotal		**$ 16,492**	**15.4%**	**37**	**1,462,859**	**$ 11.04**
Home Furnishings	Retail	6,601	6.2%	10	493,027	13.39
Grocery	Retail	212	0.2%	1	32,190	6.58
Retail Subtotal		**$ 6,813**	**6.4%**	**11**	**525,217**	**$ 12.97**
Building Materials	Other	2,643	2.5%	19	896,956	2.95
Total		**$ 106,832**	**100.0%**	**676**	**6,011,932**	**$ 17.67**

1. Excludes one undeveloped land parcel.
2. Calculation excludes properties with no annualized base rent and properties under construction.
3. Represents tenant or guarantor.

10 Supplemental Financial and Operating Information | As of December 31, 2018 ESSENTIAL PROPERTIES

Portfolio Summary

Portfolio Health

Tenant Financial Reporting

Tenant Financial Reporting Requirements	% of Cash ABR
Unit-Level Financial Information	97.5%
Corporate-Level Financial Reporting	98.3%
Both Unit-Level and Corporate-Level Financial Information	97.2%
No Financial Information	1.1%

% of Cash ABR by Unit-Level Coverage Tranche[1]



1.00x to 1.49x 4.4%
< 1.00x 1.6%
1.50x to 1.99x 19.0%
Not reported 1.1%
≥ 2.00x 74.0%

Unit-Level Coverage by Tenant Credit[2]



20.4%
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
% of Cash ABR
CCC+
B-
B
B+
BB-
BB
BB+
BBB-
BBB
BBB+
A-
A
A+
AA-
Rent Coverage Ratio (x)
< 1.00x
1.00 to 1.49x
1.50 to 1.99x
≥ 2.00x
NR

Unit-Level Coverage by Lease Expiration



40.5%
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
% of Cash ABR
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
Thereafter
Rent Coverage Ratio (x)
< 1.00x
1.00 to 1.49x
1.50 to 1.99x
≥ 2.00x
NR

Note: 'NR' means not reported.

1. Certain tenants, whose leases do not require unit-level financial reporting, provide the Company with unit-level financial information. The data shown includes unit-level coverage for these leases.
2. The chart illustrates the portions of annualized base rent as of December 31, 2018 attributable to leases with tenants having specified implied credit ratings based on their Moody's RiskCalc scores. Moody's equates the EDF scores generated using RiskCalc with a corresponding credit rating.

11 Supplemental Financial and Operating Information | As of December 31, 2018 ESSENTIAL PROPERTIES

Leasing Summary

Leasing Expiration Schedule, Leasing Activity and Statistics

Annual Lease Expiration by Cash ABR

Year[1]	Cash ABR[2]	% of Cash ABR	# of Properties[2]	Wgt. Avg. Coverage[3]
2019	$ 772	0.7%	10	3.0x
2020	801	0.8%	9	2.8x
2021	900	0.8%	13	3.5x
2022	901	0.8%	7	3.6x
2023	6,973	6.5%	80	3.2x
2024	2,720	2.5%	21	2.6x
2025	621	0.6%	8	3.8x
2026	1,888	1.8%	10	2.6x
2027	9,429	8.8%	53	2.5x
2028	2,886	2.7%	18	3.0x
2029	477	0.4%	4	3.2x
2030	2,705	2.5%	33	4.7x
2031	4,129	3.9%	22	3.5x
2032	11,843	11.1%	77	2.9x
2033	11,078	10.4%	51	2.3x
2034	3,606	3.4%	25	2.3x
2035	-	-	-	-
2036	1,878	1.8%	18	2.4x
2037	23,348	21.9%	105	3.0x
2038	17,928	16.8%	94	2.3x
2039	1,000	0.9%	11	3.6x
2040	949	0.9%	7	2.9x
Total	**$106,832**	**100.0%**	**676**	**2.8x**

Leasing Activity – FY'2018

$(000)s	Renewed Per Terms of Lease	Re-Leased to New Tenant Without Vacancy	Re-Leased to New Tenant After Vacancy	Total Leasing
Prior Cash ABR	$ 1,125	975	-	$ 2,100
New Cash ABR	1,090	997	-	2,087
Recovery Rate	96.9%	102.2%	-	99.4%
Number of Leases	12	3	-	15
Average Months Vacant	-	-	-	-
% of Total Cash ABR [4]	-	-	-	2.0%

Leasing Statistics

Vacant Properties at September 30, 2018	**1**
Expiration Activity	+ 0
Leasing Activity	- 0
Vacant Property Sales	- 1
Vacant Properties at December 31, 2018	**0**

1. Expiration year of contracts in place as of December 31, 2018 and excludes any tenant option renewal periods that have not been exercised.
2. Excludes one undeveloped land parcel.
3. Weighted by Cash ABR as of December 31, 2018.
4. New Cash ABR divided by Total Cash ABR as of December 31, 2018.

12 Supplemental Financial and Operating Information | As of December 31, 2018 ESSENTIAL PROPERTIES

Leasing Summary Same-Store Analysis 242, 242, 242 Same-Store Portfolio: All properties owned, excluding new sites under construction, for the entire same-store measurement period, which is October 1, 2017, through December 31, 2018. The same-store portfolio for Q4 2018 was comprised of 378 properties and represented 51.4% of our current portfolio as measured by contractual cash rent divided by our cash ABR at December 31, 2018. Contractual Cash Rent: The amount of cash rent our tenants are contractually obligated to pay per the in-place lease as of December 31, 2018; excludes percentage rent that is subject to sales breakpoints per the lease. Defined Terms Same-Store Portfolio Performance   Contractual Cash Rent ($000s) % Type of Business Q4 2018 Q4 2017 Change Experience $ 1,072 $ 1,056 1.5% Retail 661 648 2.0% Service 1,509 1,488 1.4% Industrial 10,490 10,301 1.8% Vacant - - 0.0% Total Same-Store Rent $ 13,732 $ 13,493 1.8% - Property Operating Expense 171 180 -4.7% Total Same-Store NOI $ 13,561 $ 13,313 1.9%

Leasing Summary Lease Escalations 242, 242, 242 Leases contributing 97.1% of cash ABR provided for base rent escalation, generally ranging from 1.0% to 4.0% annually, with a weighted average annual escalation rate of 1.5%, which assumes 0.0% change in annual CPI 10.3% of contractual rent escalations by cash ABR are CPI-based, while 86.8% are based on fixed percentage or scheduled increases 76.8% of cash ABR derived from flat leases is attributable to leases that provide for contingent rent based on a percentage of the tenant’s gross sales at the leased property Based on cash ABR as of December 31, 2018. Represents the weighted average annual escalation rate of the entire portfolio as if all escalations occur annually. For leases in which rent escalates by the greater of a stated fixed percentage or CPI, we have assumed an escalation equal to the stated fixed percentage in the lease. As any future increase in CPI is unknowable at this time, we have not included an increase in the rent pursuant to these leases in the weighted average annual escalation rate presented. Includes a $5.7M mortgage loan that contractually converts to a 20 year master lease with 1.35% annual escalations in 2019. Lease Escalation Frequency Lease Escalation Type     Weighted Average Lease Escalation Frequency % of Cash ABR Annual Escalation Rate1,2 Annually3 78.1% 1.7% Every 2 years 0.6 1.0 Every 3 years 0.2 1.3 Every 4 years 0.7 0.8 Every 5 years 14.5 1.1 Other escalation frequencies 2.6 1.3 Flat 3.2 NA Total / Weighted Average 100.0% 1.5%

Glossary Supplemental Reporting Measures 242, 242, 242 FFO and AFFO Our reported results are presented in accordance with U.S. generally accepted accounting principles ("GAAP"). We also disclose funds from operations (“FFO”) and adjusted funds from operations (“AFFO”), both of which are non-GAAP financial measures. We believe these non-GAAP financial measures are accepted industry measures used by analysts and investors to compare the operating performance of REITs. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains on sales (which are dependent on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions). To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to certain items that we believe are not indicative of our core operating performance, including straight-line rental revenue, non-cash interest expense, non-cash compensation expense, amortization of market lease-related intangibles, amortization of capitalized lease incentives, capitalized interest expense, transaction costs and other non-cash charges. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by non-cash and certain other revenues and expenses. FFO and AFFO do not include all items of revenue and expense included in net income, nor do they represent cash generated from operating activities, and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. FFO and AFFO may not be comparable to similarly titled measures reported by other companies.

Glossary Supplemental Reporting Measures 242, 242, 242 We also present our earnings before interest, taxes and depreciation and amortization for real estate (“EBITDA”), EBITDA further adjusted to exclude gains (or losses) on sales of depreciable property and real estate impairment losses (“EBITDAre”), net debt, net operating income (“NOI”) and cash NOI (“Cash NOI”), all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are accepted industry measures used by analysts and investors to compare the operating performance of REITs. EBITDA and EBITDAre We calculate EBITDA as earnings before interest, income taxes, and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. We present EBITDA and EBITDAre as they are measures commonly used in our industry and we believe that these measures are useful to investors and analysts because they provide important supplemental information concerning our operating performance, exclusive of certain non-cash and other costs. We use EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. EBITDA and EBITDAre are not measures of financial performance under GAAP, and our EBITDA and EBITDAre may not be comparable to similarly titled measures reported by other companies. You should not consider EBITDA and EBITDAre as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Net Debt We calculate our net debt as our gross debt (defined as total debt plus net deferred financing costs on our secured borrowings) less cash and cash equivalents and restricted cash deposits held for the benefit of lenders. We believe excluding cash and cash equivalents and restricted cash deposits held for the benefit of lenders from gross debt, all of which could be used to repay debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which we believe is a beneficial disclosure to investors and analysts. NOI and Cash NOI We calculate NOI as total revenues less property expenses. NOI excludes all other items of expense and income included in the financial statements in calculating net income or loss. Cash NOI further excludes non-cash items included in total revenues and property expenses, such as straight-line rental revenue, amortization of capitalized lease incentives and market lease-related intangibles and other non-cash charges. We believe NOI and Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis. NOI and Cash NOI are not measurements of financial performance under GAAP, and our NOI and Cash NOI may not be comparable to similarly titled measures reported by other companies. You should not consider our NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Adjusted EBITDAre / Adjusted NOI / Adjusted Cash NOI We adjust EBITDAre, NOI and Cash NOI based on an estimate calculated as if all acquisition and disposition activity that took place during the current quarter had been made on the first day of the quarter. We then annualize these estimates for the current quarter by multiplying them by four, which we believe provides a meaningful estimate of our current run rate for all properties owned as of the end of the current quarter. You should not unduly rely on these metrics as they are based on assumptions and estimates that may prove to be inaccurate. Our actual reported EBITDAre, NOI and Cash NOI for future periods may be significantly less than these estimates of current run rates for a variety of reasons.

Glossary of Supplemental Reporting Measures Other Terms 242, 242, 242 Cash ABR Cash ABR means annualized contractually specified cash base rent in effect as of the end of the current quarter for all of our leases (including those accounted for as direct financing leases) commenced as of that date and annualized cash interest on our mortgage loans receivable as of that date. Rent Coverage Ratio Rent coverage ratio means the ratio of tenant-reported or, when unavailable, management’s estimate based on tenant-reported financial information, annual EBITDA and cash rent attributable to the leased property (or properties, in the case of a master lease) to the annualized base rental obligation as of a specified date. GE Seed Portfolio GE seed portfolio means our acquisition of a portfolio of 262 net leased properties on June 16, 2016, consisting primarily of restaurants, that were being sold as part of the liquidation of General Electric Capital Corporation for an aggregate purchase price of $279.8 million (including transaction costs). GAAP Cap Rate GAAP Cap Rate means annualized rental income computed in accordance with GAAP for the first full month after acquisition divided by the purchase price, as applicable, for the property. Cash Cap Rate Cash Cap Rate means annualized contractually specified cash base rent for the first full month after acquisition or disposition divided by the purchase or sale price, as applicable, for the property.